Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-44330, No. 333-79505, No. 333-35981 and Form S-8 No. 333-102580 of Innovo Group, Inc. and Subsidiaries and in the related Prospectus of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of Innovo Group, Inc. and Subsidiaries included in this Form 10-K for the year ended November 30, 2002.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 10, 2003